AMENDMENT NO. 6 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY INTERNATIONAL BOND FUNDS

THIS AMENDMENT NO. 6 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 4th day of April, 2013, by the Trustees hereunder.

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to add a new R6 class of shares to two series of the Trust.

NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect such action by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century International Bond Funds
/s/Myron S. Scholes Myron S. Scholes	/s/Ronald J. Gilson Ronald J. Gilson
/s/Jonathan S. Thomas Jonathan S. Thomas	/s/Peter F. Pervere Peter F. Pervere
/s/John B. Shoven John B. Shoven	/s/Frederick L.A. Grauer Frederick L.A. Grauer
/s/Jeremy I. Bulow Jeremy I. Bulow	/s/Tanya S. Beder Tanya S. Beder

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SCHEDULE A

American Century International Bond Funds

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series                                                      Class                                           Date of Establishment

International Bond Fund                                                      Investor Class                                                      08/28/1991
Institutional Class                                           06/24/2004
A Class                                           08/01/1997
C Class                                           09/27/2007
R Class                                           09/27/2007
R6 Class                                           06/28/2013

Global Bond Fund                                                      Investor Class                                                      09/28/2011
Institutional Class                                           09/28/2011
A Class                                           09/28/2011
C Class                                           09/28/2011
R Class                                           09/28/2011
R6 Class                                           06/28/2013

Global Currency Alpha Fund                                                                Investor Class                                                      04/05/2012
Institutional Class                                           04/05/2012
A Class                                           04/05/2012
C Class                                           04/05/2012
R Class                                           04/05/2012

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

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